Exhibit 1.1


                         ADVISOR'S DISCIPLINED TRUST 68

                                 TRUST AGREEMENT

                                                        Dated: February 16, 2006

     This Trust Agreement among Fixed Income Securities, L.P., as Depositor, Evaluator and Supervisor, and The Bank of New York, as Trustee, sets forth certain provisions in full and incorporates other provisions by reference to the document entitled "Standard Terms and Conditions of Trust For Advisor's Disciplined Trust, Effective for Unit Investment Trusts Investing in Equity Securities Established On and After August 5, 2004 (Including Advisor's Disciplined Trust, Series 13 and Subsequent Series)" (the "Standard Terms and Conditions of Trust") and such provisions as are set forth in full and such provisions as are incorporated by reference constitute a single instrument. All references herein to Articles and Sections are to Articles and Sections of the Standard Terms and Conditions of Trust.


                                WITNESSETH THAT:

     In consideration of the premises and of the mutual agreements herein contained, the Depositor, Trustee, Evaluator and Supervisor agree as follows:

                                     PART I

                     STANDARD TERMS AND CONDITIONS OF TRUST

     Subject to the provisions of Part II hereof, all the provisions contained in the Standard Terms and Conditions of Trust are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in full in this instrument.

                                     PART II

                      SPECIAL TERMS AND CONDITIONS OF TRUST

     The following special terms and conditions are hereby agreed to:

    1. The Securities listed in the Schedules hereto have been deposited in trust under this Trust Agreement.

    2. The fractional undivided interest in and ownership of the Trust represented by each Unit thereof is a fractional amount, the numerator of which is one and the denominator of which is the amount set forth under "Understanding Your Investment-Statement of Financial Condition_Number of Units" in the Prospectus for the Trust.

    3. The aggregate number of Units described in Section 2.03(a) for the Trust is that number of Units set forth under "Understanding Your Investment-Statement of Financial Condition_Number of Units" in the Prospectus for the Trust.

    4. The term "Deferred Sales Charge Payment Dates" shall mean the dates specified for deferred sales fee installments under "Investment Summary-Fees and Expenses" in the Prospectus for the Trust.

    5. The term "Distribution Date" shall mean the "Distribution Dates" set forth under "Investment Summary-Essential Information" in the Prospectus for the Trust.

    6. The term "Record Date" shall mean the "Record Dates" set forth under "Investment Summary-Essential Information" in the Prospectus for the Trust.

    7.  Section 3.05(b)(ii) is replaced in its entirety with the following:

       "(ii)   For the purposes of this Section 3.05, the Unitholder's "Income
     Distribution" shall be equal to such Unitholder's pro rata share of the cash balance in the Income Account computed as of the close of business on the Record Date immediately preceding such Income Distribution after deduction of (1) the fees and expenses then deductible pursuant to
     Section 3.05(a) and (2) the Trustee's estimate of other expenses properly chargeable to the Income Account pursuant to the Indenture which have accrued, as of such Record Date or are otherwise properly attributable to the period to which such Income Distribution relates."

    8. Section 3.07(a)(xiii) of the Standard Terms and Conditions of Trust shall be replaced in its entirety with the following:

     "(xiii)   if the Trust has elected to be taxed as a "regulated investment company" as defined in the United States Internal Revenue Code of 1986, as amended, that such sale is necessary or advisable (i) to maintain the qualification of the Trust as a regulated investment company or (ii) to provide funds to make any distribution for a taxable year in order to avoid imposition of any income or excise taxes on the Trust or on undistributed income in the Trust."

    9. The first two sentences in the second paragraph of Section 3.11 of the Standard Terms and Conditions of Trust shall be replaced in their entirety with the following:

     "In the event that an offer by the issuer of any of the Securities or any other party shall be made to issue new securities, or to exchange securities, for Trust Securities, the Trustee shall at the direction of the Depositor, vote for or against, or accept or reject, any offer for new or exchanged securities or property in exchange for a Trust Security. Should any issuance, exchange or substitution be effected, any securities, cash and/or property received shall be deposited hereunder and shall be promptly sold, if securities or property, by the Trustee pursuant to the Depositor's direction, unless the Depositor advises the Trustee to keep such securities or property."

   10. Section 3.12(a) of the Standard Terms and Conditions of Trust shall be replaced in its entirety with the following:

        "(a)   The Replacement Securities shall be Zero Coupon Obligations or
     Equity Securities as originally selected for deposit in the Trust or securities which the Depositor determines to be similar in character as Securities originally selected for deposit in the Trust, and any Replacement Securities which are Zero Coupon Obligations must have the same maturity value as the Failed Contract Security and, as close as is reasonably practical, the same maturity date, which must be on or prior to the Mandatory Termination Date;"

   11. The Depositor's annual compensation as set forth under Section 3.13 shall be that dollar amount per 100 Units set forth under "Investment Summary-Fees and Expenses-Annual operating expenses-Supervisory, evaluation and administration fees" in the Prospectus for the Trust.

   12. The Standard Terms and Conditions of Trust shall be amended to include the following section:

"Section 3.19. Regulated Investment Company Election. If the Prospectus for a Trust states that such Trust intends to elect to be treated and to qualify as a "regulated investment company" as defined in the United States Internal Revenue Code of 1986, as amended, the Trustee is hereby directed to make such elections and take all actions, including any appropriate election to be taxed as a corporation, as shall be necessary to effect such qualification."

   13. The first sentence of Section 7.04 is replaced in its entirety by the following:

          "For services performed under this Indenture the Trustee shall be paid an annual fee in the amount per Unit set forth in the Trust Agreement, which fee shall accrue daily and be computed based on the number of Units outstanding as of January 1 of such year except for a Trust during the year or years in which an initial offering period as determined in Section 5.01 of this Indenture occurs, in which case the fee for a month is based on the number of Units outstanding at the end of such month (such annual fee to be pro rated for any calendar year in which the Trustee provides services during less than the whole of such year)."

   14. The Trustee's annual compensation as set forth under Section 7.04, shall be $0.0105 per Unit.

     IN WITNESS WHEREOF, the undersigned have caused this Trust Agreement to be executed; all as of the day, month and year first above written.


                                FIXED INCOME SECURITIES, L.P.


                                By     /s/ ALEX R. MEITZNER
                                  ------------------------------
                                         Managing Director




                            CORPORATE ACKNOWLEDGMENT

STATE OF KANSAS        }
                       }ss.
COUNTY OF SEDGWICK     }

     On the 16th day of February in the year 2006, before me personally came Alex R. Meitzner, to me known, who, being by me duly sworn, did depose and say that he resides in Wichita, Kansas; that he is Managing Director, of Fixed Income Securities, L.P., the limited partnership described in and which executed the above instrument; and that he signed his name thereto by authority of the general partner of said limited partnership.


                                /s/  CYNTHIA D. WILES
                                --------------------------------

                                Notary Public


(Notarial Seal)

RPL Section 309 - Corporate-no seal

                                THE BANK OF NEW YORK


                                By      /s/ IRENE GUGLIELMO
                                  -----------------------------
                                         Vice President






                            CORPORATE ACKNOWLEDGMENT


STATE OF NEW YORK      }
                       }ss.
COUNTY OF KINGS        }

     On the 16th day of February in the year 2006, before me personally came Irene Guglielmo to me known, who, being by me duly sworn, did depose and say that she resides in Brooklyn, New York; that she is a Vice President of The Bank of New York, the company described in and which executed the above instrument; and that she signed her name thereto by authority of the board of directors of said company.


                                /s/  EMANUEL T. LYTLE, JR.
                                --------------------------------

                                Notary Public


(Notarial Seal)

RPL Section 309 - Corporate-no seal

                          SCHEDULE A TO TRUST AGREEMENT

                         SECURITIES INITIALLY DEPOSITED

                                       IN

                         ADVISOR'S DISCIPLINED TRUST 68

          Incorporated herein by this reference and made a part hereof is the schedule set forth under "Portfolio" in the Prospectus for the Trust.